Exhibit 99.1

BEMA Fentanyl Submitted for Marketing Authorization in Taiwan

BDSI to receive $300,000 milestone payment

RALEIGH, N.C., November 7, 2011 - BioDelivery Sciences International, Inc. (Nasdaq: BDSI) announced that TTY Biopharm Co., Ltd. (TTY), BDSI’s commercial partner for BEMA Fentanyl in Taiwan, has submitted a New Drug Application (NDA) for marketing authorization of BEMA Fentanyl to the Taiwan Food and Drug Administration.

TTY is responsible for the regulatory filing of BEMA Fentanyl in Taiwan as well as future commercialization in that territory.

In October 2010, BDSI granted TTY the exclusive rights to develop and commercialize BEMA Fentanyl. Under terms of the agreement, BDSI is eligible for milestone payments of up to $1.3 million, which included an upfront payment of $300,000. This NDA submission results in an additional milestone payment of $300,000 to BDSI. In addition, upon regulatory approval, BDSI will receive an ongoing royalty based on net sales.

BEMA Fentanyl is currently marketed in the U.S. and Canada under the tradename ONSOLIS (fentanyl buccal soluble film). BEMA Fentanyl is licensed to Meda for all territories with the exception of Taiwan and South Korea. In South Korea, BEMA Fentanyl is licensed to Kunwha Pharmaceutical Co.

About BioDelivery Sciences International

BioDelivery Sciences International (NASDAQ: BDSI) is a specialty pharmaceutical company that is leveraging its novel and proprietary patented drug delivery technologies to develop and commercialize, either on its own or in partnerships with third parties, new applications of proven therapeutics. BDSI is focusing on developing products to meet unmet patient needs in the areas of pain management and oncology supportive care. BDSI’s pain franchise currently consists of two products utilizing the patented BEMA technology. ONSOLIS (fentanyl buccal soluble film) is approved in the U.S., Canada and the E.U. (where it will be marketed as BREAKYL), for the management of breakthrough pain in opioid tolerant, adult patients with cancer. The commercial rights are licensed to Meda for all territories worldwide except for Taiwan (licensed to TTY Biopharm) and South Korea (licensed to Kunwha Pharmaceutical Co.). BDSI’s second pain product, BEMA Buprenorphine, is being developed for the treatment of moderate to severe chronic pain and is in development in a high dose formulation for the treatment of opioid dependence. Additional product candidates are being developed utilizing the BEMA technology for conditions such as nausea/vomiting (BEMA Granisetron). BDSI’s headquarters is located in Raleigh, North Carolina. For more information, visit www.bdsi.com.

BDSI® and BEMA® are registered trademarks of BioDelivery Sciences International, Inc. ONSOLIS® is a registered trademark of Meda Pharmaceuticals, Inc. BREAKYL is registered trademark of Meda Pharma GmbH & Co. KG.

Cautionary Note on Forward-Looking Statements

This press release, the presentation described herein and the statements of representatives and partners of BioDelivery Sciences International, Inc. (the “Company”) related thereto contain, or may contain, among other things, certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve significant risks and uncertainties. Such statements may include, without limitation, statements with respect to the Company’s plans, objectives, projections, expectations and intentions and other statements identified by words such as “projects,” “may,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” or similar expressions. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties, including those detailed in the Company’s filings with the Securities and Exchange Commission. Actual results (including, without limitation, those relating to the regulatory review of BEMA Fentanyl in Taiwan) may differ significantly from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company’s control). The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

Contacts:

Brian Korb

Senior Vice President

The Trout Group LLC

(646) 378-2923

bkorb@troutgroup.com

Al Medwar

Vice President, Marketing and Corporate Development

BioDelivery Sciences International, Inc.

919-582-9050

amedwar@bdsi.com